
STORAGE USA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

                    Three       Three       Nine      Nine
                    months      months      months    months
                    ended       ended       ended     ended
                    Sept. 30,   Sept. 30,   Sept.30,  Sept.30,
                    1996        1995        1996      1995

Property Revenue:

Rental income        $27,806     $18,281     $73,396   $46,276

Management
income               113         224         560       808

Other income         516         162         1,170     342

  Total Property
  Revenues           29,435      18,667      75,126    47,426

Property
Expenses:

Cost of property
operations and
maint.                7,816       4,865       19,993     12,854

Taxes                 2,419       1,376       6,163      3,356

General &
administrative        1,318       697         3,067      1,806

Depreciation/
amortization          3,380       2,273       8,813      5,677

Total Property
Expenses             14,933      9,211      37,976      23,693

Income from
Property
Operations           14,502      9,456      37,150      23,733

Other income
(expenses)

Interest
expense             (2,626)     (454)      (5,848)     (1,667)

 Interest
 income                176         21         506         58

Income before
minority interest
and gain on
investment          12,052      9,023      31,808      22,124

Gain on
investment             288                    288

Income before
minority
interest            12,340                 32,096

Minority
interest              (690)      (495)      (1,915)     (1,112)

Net income            $11,650    $8,528     $30,181      $21,012

Net income
per share              $0.55      $0.49      $1.54        $1.40

Weighted average
shares
outstanding           21,364     17,331     19,588       15,001

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





STORAGE USA, INC.
FUNDS FROM OPERATIONS COMPUTED UNDER THE AMENDED DEFINITION (in thousands, except per share data)




                              Revised               Revised
                  Three       Three       Nine      Nine
                  Months      Months      Months    months
                  Sept. 30,   Sept. 30,   Sept.30,  Sept.30,
                  1996        1995        1996      1995
                  <F1>        <F1>        <F1>      <F1>


Funds from
Operations
Attributable
to Company
Shareholders:

Net income         $11,362       $8,528      $29,885     $21,000

Depreciation of
revenue producing
property             3,224         1,945       8,235       4,726

Amortization of
lease guarantees       2             22          70          313

Amortization of
non-compete            0             63          83          189

Consolidated FFO   14,588        10,558      38,273      26,228

Minority interest
share of
depreciation
and amortization    (158)         (102)       (467)       (203)

FFO available
to Company
shareholders       $14,430       $10,456     $37,806     $26,025




<F1>

The impact of conforming to the amended definition of Funds from operations (FFO) published by the National Association of Real Estate Investment Trusts and effective in 1996 was to reduce FFO available to Company shareholders by approximately $154,000 and $425,000, and $246,000 and $333,000 for the three and nine months ended September 30, 1996 and 1995, respectively. The reductions relate to amortization of loan fees and depreciation of non-revenue producing assets.



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





STORAGE USA, INC.
FINANCIAL AND OPERATIONAL HIGHLIGHTS
(in thousands)





                                         Nine          Nine
Same         Quarter        Quarter      Months        Months
Store        ended          ended        ended         ended
results      Sept. 30,      Sept. 30,    Sept. 30,     Sept. 30,
(% growth):  1996           1995         1995          1995



Revenues     $18,792(7.1%)   $17,551    $39,537(7.2%)  $36,878

NOI          $13,114(6.1%)   $12,363    $27,407(5.6%)  $26,958






Selected       As of            As of           As of
Financial      September 30,    December 31,    September 30,
Data:          1996             1995            1995


Investment
in storage
facilities
at cost        $727,529          $509,297       $471,058

Total assets   $719,651          $509,525      $469,882

Line of
credit
borrowings      $66,138           $107,605      $60,900

Mortgages
payable         $17,972           $6,670        $6,880

Total
liabilities    $144,634          $151,338      $110,924

Total
shareholders
= equity       $575,017          $358,187      $358,958

Shares
outstanding      24,639            17,562        17,331

Operating
partnership
units
outstanding      1,289             1,025         914

Total
shares and
units
outstanding
at end of
period         25,928            18,587        17,245

Total
weighted
average
shares
outstanding
(quarter
ended)        21,364             15,612       17,331

Total
weighted
average
units
outstanding    1,271              720          889
